Exhibit (10.y)

AMENDMENT NO. 2 made effective the 24th day of February, 2003 (this "Amendment") to DIRECTORS' RETIREMENT PLAN TRUST AGREEMENT made the 11th day of February, 2000, by and between Met-Pro Corporation, a Delaware corporation (the "Company"), and Mellon Bank, N.A. ("Trustee").

                                   WITNESSETH:

WHEREAS, the Company and Trustee are party to an agreement entitled "Directors' Retirement Plan Trust Agreement" (the "Trust Agreement") made the 11th day of February, 2000 that established a Trust (as defined therein) with respect to the Company's Directors' Retirement Plan (the "Plan").

WHEREAS, the Company and Trustee reserved the power to amend the Trust by written instrument under Section 13(a) of the Trust Agreement.

WHEREAS, the Company and Trustee now desires to amend the Trust Agreement to the extent and upon the terms set forth in this Amendment.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

        1. All terms used but not defined in this Amendment shall have such meaning as is ascribed to them in the Trust Agreement.

        2. Section 1(b) of the Trust Agreement is hereby restated as follows:

                "(b)    Immediately  prior to a Change of Control (as defined in
                        Section 14 of the Trust Agreement), the Company shall contribute to the Trust that amount necessary to fully fund all benefits under the Plan without regard to the lump sum limitations provided for by Section 4(d) of the Plan, and the Trustee shall, immediately upon receipt of such contribution, pay each Plan participant or beneficiary thereof the benefits to which Plan participants or their beneficiaries are entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred."

        3. Section 13(a) of the Trust Agreement is hereby restated as follows:

                "(a) This Trust Agreement may be amended only by a written instrument executed by the Trustee and the Company; provided, however, that no such amendment may adversely affect any right or interest of any Plan participant or beneficiary."

        4. The Company agrees that should it fail to cure any breach of its obligations under this Trust Agreement in less than 30 days


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                after  receiving  written notice of same from any beneficiary of the Trust, the Company (i) shall, on the 31st day following the date of such written notice, make an irrevocable contribution to the Trust in the amount provided for in Section 1(b) of this Trust Agreement, exactly as if a Change of Control had then occurred, and (ii) shall be liable to pay the reasonable attorneys' fees and expenses incurred by any such beneficiary in filing suit and prosecuting such claims should such beneficiary be the prevailing party in such litigation.

        5. Except to the extent expressly set forth herein in this Amendment, the Trust Agreement is unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment as of the day and year first above written.


MET-PRO CORPORATION

BY:/s/ Raymond J. De Hont                   ATTEST: /s/ Gary J. Morgan
   --------------------------------                 ----------------------------
                                                              Secretary


MELLON BANK, N.A.

BY:                                         ATTEST:
   --------------------------------                 ----------------------------
                                                              Secretary